EXHIBIT 21.1


                                 SUBSIDIARIES OF
                         DOVER DOWNS ENTERTAINMENT, INC.




                                                                                   Other States
                                                                                 Qualified To Do
       Name of Subsidiary                    State of Incorporation                 Business
       ------------------                    ----------------------               -------------

Dover Downs, Inc.                                   Delaware                          None

Dover Downs International Speedway, Inc.            Delaware                          None

Dover Downs Properties, Inc.                        Delaware                          None
